UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2011

THE FRESH MARKET, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-34940	56-1311233
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 8, 2011, effective immediately, the Board of Directors of The Fresh Market, Inc. (the “Company”), elected Michael D. Tucci to serve as a Class I director of the Company for a three-year term until the annual meeting of stockholders held in 2014 and until his successor is duly elected and qualified. As of such date, the Board of Directors has determined that Mr. Tucci is independent within the meaning of the director independence standards of The Nasdaq Stock Market. At the time of this disclosure, Mr. Tucci has not yet been named to a board committee.

In connection with his election as a Class I director, Mr. Tucci entered into an indemnification agreement with the Company as of December 8, 2011 in the form of the Company’s standard form of director indemnification agreement, as previously filed with the Securities and Exchange Commission. As a Director, Mr. Tucci will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 18, 2011.

There are no arrangements or understandings between Mr. Tucci and any other persons pursuant to which Mr. Tucci was selected as a director of the Company.

Mr. Tucci has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A press release announcing the election of Mr. Tucci is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press release of The Fresh Market, Inc. dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: December 14, 2011	By:	/s/ Lisa K. Klinger
		Name:	Lisa K. Klinger
		Title:	Executive Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Fresh Market, Inc. dated December 8, 2011